Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
Building Materials Holding Corporation:

We consent to the incorporation by reference in the registration statements Nos. 333-36387 and 333-61221 on Form S-4; 333-47122, 333-44260, 333-117237, and 333-136632 on Form S-8; and 33-52478 and 33-80952 on Form S-8/A of Building Materials Holding Corporation of our reports dated February 20, 2007, with respect to the consolidated balance sheets of Building Materials Holding Corporation as of December 31, 2006 and 2005, and the related consolidated statements of income, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2006, and the related financial statement schedule, and our report dated February 20, 2007 with respect to management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2006 and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006, annual report on Form 10-K of Building Materials Holding Corporation.

Our report dated February 20, 2007, on the consolidated financial statements refers to a change in accounting for share-based payments.

Our report dated February 20, 2007, on management’s assessment of effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006, contains an explanatory paragraph that states that Building Materials Holding Corporation acquired Davis Brothers Framing, Inc., Topline Windows & Doors, LLC, and ELP Transportation, Inc. subsequent to June 30, 2006, and management excluded from its assessment of the effectiveness of Building Materials Holding Corporation’s internal control over financial reporting as of December 31, 2006, these entities’ internal control over financial reporting. These entities comprise 1.6% of tangible assets and 1.6% of sales included in the consolidated financial statements of Building Materials Holding Corporation and subsidiaries as of and for the year ended December 31, 2006. Our audit of internal control over financial reporting of Building Materials Holding Corporation also excluded an evaluation of the internal control over financial reporting of these entities.

/s/ KPMG LLP

San Francisco, California
February 20, 2007